Exhibit 23.1
AJ. ROBBINS, PC
216 SIXTEENTH STREET
SUITE 600
DENVER, COLORADO 80206

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the inclusion in this Registration Statement on Form SB-2 of Novint Technologies, Inc. our report dated March 5, 2007 relating to the financial statements of Novint Technologies, Inc. included in or made part of this Form SB-2 and to the reference made to our firm under the caption “Experts” included in or made part of this Registration Statement on Form SB-2.

AJ. ROBBINS, P.C. CERTIFIED PUBLIC ACCOUNTANTS

Denver, Colorado
May 24, 2007